Exhibit 99.1

Contact:
Christopher Keenan or Jay Carlson
Peregrine Pharmaceuticals, Inc.
(800) 987-8256

info@peregrineinc.com

Peregrine Pharmaceuticals PROVIDES UPdate
on bavituximab clinical program

-- Company Strengthens Cash Position as it Prepares to Initiate Phase III Trial in Second-Line NSCLC by Year-End while Partnering Discussions Continue –

-- Recent Data Supporting Novel Immunotherapy Mechanism of Action Prompts Review of Ongoing Trials Including Early Review of Phase II Front-Line NSCLC Trial –

-- Company Accelerating Collection of Immune Correlative Data from Ongoing Trials while New Immunotherapy Combination Studies are Being Planned –

TUSTIN, CA – June 27, 2013 -- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM) today provided an update on its bavituximab oncology program including financing activities focused on advancing its lead program into a pivotal Phase III trial and adapting its clinical development plan in accordance with the recent increased understanding of the immune-stimulatory properties of bavituximab. In May, the company reached an agreement with the Food and Drug Administration (FDA) on a Phase III trial design in second-line non-small cell lung cancer (NSCLC) with bavituximab and docetaxel, presented data from its trial supporting this study in early June and is now in the process of initiating the pivotal Phase III trial by year-end. In line with the planning for the Phase III trial and continued development in other indications, the company received over $24 million in net proceeds since its quarter-end January 31, 2013 through an At Market Issuance Sales Agreement and had over $42 million in cash as of June 24, 2013.

Data recently presented at the annual meeting of the American Association for Cancer Research (AACR) yielded definitive insight into bavituximab’s immunotherapy mechanism of action. These data prompted Peregrine to undertake a review of its entire ongoing bavituximab clinical program in order to better direct its clinical development and further explore its therapeutic potential. Several of the ongoing investigator-sponsored trials (IST) include immune correlative testing which could corroborate bavituximab’s immunotherapy mechanism of action in the clinic. The company is also actively working with its clinical collaborators on how best to design future trials evaluating the potential of combining bavituximab with other immunotherapy agents in addition to the chemotherapy combinations that are currently underway.

To further focus the strategic direction for potential upcoming trials, Peregrine just completed an analysis of overall survival (OS) data from its Phase II clinical trial comparing bavituximab plus carboplatin and paclitaxel versus carboplatin and paclitaxel alone in front-line patients with Stage IIIb and Stage IV NSCLC. This analysis, with less than 60% of survival events, indicated that while the bavituximab containing treatment arm currently demonstrates a median overall survival of over 14 months, there was not a meaningful enough difference in survival between the two arms of the trial that would support the advancement of this combination. Full results from the trial will be presented at a future scientific meeting or through publication.

“These recent data supporting an immunotherapy mechanism of action for bavituximab opens many new development opportunities including new combinations not previously planned and has created a lot of excitement around the potential of bavituximab in combination with other immunotherapeutic agents,” stated Joseph Shan, vice president of clinical and regulatory affairs at Peregrine. “While exploring these opportunities, our primary focus remains on the initiation of the Phase III trial in second-line NSCLC by year-end based on promising survival data and we are on track to achieve that goal.”

The Phase III clinical trial design will be a randomized, double-blind, placebo-controlled trial evaluating bavituximab plus docetaxel versus docetaxel alone. The trial will enroll approximately 600 patients with metastatic, non-squamous NSCLC who have progressed after standard front-line therapy. The primary endpoint of the trial will be OS.

“The recent agreement with the FDA on the Phase III trial design, along with the successful fundraising efforts have positioned us well for advancing the program into Phase III development, and have strengthened our position to develop the compound including ongoing partnering discussions,” stated Steven W. King, president and chief executive officer of Peregrine. “We expect these developments will lead to important milestones during the second-half of the year as we advance the bavituximab program and gain further insight into its potential.”

In March, data from a series of preclinical studies presented at the Annual Meeting of the American Association for Cancer Research (AACR) demonstrated that phosphatidylserine (PS)-targeting antibodies, such as bavituximab, mediate immuno-stimulatory changes in tumors by acting on upstream immune checkpoints and transforming those immune cells that are inhibiting immune recognition (MDSC’s) into tumor-fighting (M1) macrophages and activated dendritic cells that lead to the formation of tumor fighting T-cells. Leveraging these findings, Peregrine has initiated studies to further validate this mechanism and evaluate how to best assess this in the four ongoing ISTs of breast, front-line NSCLC, rectal and liver cancers.

“By strengthening our cash position we have given ourselves the needed flexibility to prepare for the upcoming Phase III trial, explore the potential of bavituximab’s immune mechanism and to strengthen our position in partnering discussions,” stated Paul Lytle, chief financial officer at Peregrine. “Based on our current financial projections, we expect our cash resources to be sufficient to fund our operations for at the least the next twelve months as we continue to explore all of our opportunities.”

As of June 24, 2013, the company has $42.0 million in cash and cash equivalents compared to $26.3 million at its quarter-end January 31, 2013 and $35.2 million at its year-end April 30, 2013. Prior to the recent front-line NSCLC data analysis, the company received $24.8 million in net proceeds since January 31, 2013 through the issuance of equity under its At Market Issuance Sales Agreement in exchange for 16.8 million shares of common stock sold at market prices. Peregrine intends to use these proceeds to prepare for the initiation of the pivotal Phase III clinical trial of bavituximab in second-line non-small cell lung cancer and for other general corporate purposes. Peregrine will report financial results for the fourth quarter of the fiscal year 2013 on July 11, 2013 after market.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The company is pursuing multiple clinical programs in cancer with its lead immunotherapy candidate bavituximab and novel brain cancer agent Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the company may not be able to initiate the Phase III trial within its anticipated timeline, the risk that the results from the Phase III trial may not support a future BLA submission, the risk that the company may not have or raise adequate financial resources to complete the Phase III trial and the risk that the company may not find a suitable partner for the Phase III trial or the PS program. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2012 and our quarterly report on Form 10-Q for the quarter ended January 31, 2013. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.